SMART-TEK AWARDED CONTRACTS EXCEEDING $310,000

CORTE MADERA, Calif.--(PRIMEZONE)—November 30, 2005--Smart-tek Solutions, Inc. (OTCBB:STTK) announced today that its operating subsidiary Smart-tek Communications Inc. (“SCI”), has been awarded two contracts with Intertech Construction Group for the security, access control and enterphone systems at The HUDSON and The LAGUNA projects.  The combined value of these contracts is in excess of $310,000.00.

The HUDSON project consists of a thirty-three storey mixed-use high-rise containing over 220,000 sqft of parkade, 86,000 sqft of commercial space and 423 residential units with a direct tie in to the Granville Street Skytrain station in the heart of downtown Vancouver.

The project is owned and developed by a major International Developer with a significant presence in North America whose principals have developed many high profile projects including Electric Avenue, The Canadian, Wall Centre suites and The Sheraton Wall Centre.

Complete details of the HUDSON project can be viewed at http://www.hudson610.com

The LAGUNA project consists of a six storey mid-rise and twenty-two storey high-rise residential towers.   The project is set to be one of Vancouver’s highest profile buildings uniquely located at the entrance to Stanley Park in downtown Vancouver.

Both projects are being built by the Intertech Construction Group – a large regional contractor whose annual volume is in excess of $200M.

Complete details of Intertech Construction Group can be found at http://www.itc-group.com

Perry Law, President of SCI commented,   “We are very pleased to have been awarded these contracts – both high profile projects in the downtown core.” We are looking forward to working with the Intertech Construction Group and expect to complete these projects on time and on budget.”

SCI, in business since 1997, is a market leader in integrated security, voice and data communication systems and specializing in the design, sale, installation and service of CCTV, access control, intercom and communication systems. SCI provides seamless integration of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a leading security and low voltage systems provider in the Greater Vancouver area, currently supplying over 45% of new construction projects in the downtown core alone.

SCI clients include 911 emergency call centers, municipal and federal law enforcement agencies, municipalities, utilities, airports, property developers and general contractors both national and international.

More information about Smart-tek Solutions, Inc. can be found at http://www.smart-teksolutions.com

More information about SCI can be found at http://www.smart-tek.com.

About Smart-tek Solutions, Inc.

Smart-tek Solutions, Inc. is a technology holding company in the security and surveillance sector providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc.  Smart-tek Communications, Inc. is the company’s initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Smart-tek Solutions reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its most recent annual report on Form 10-KSB for the year ended June 30, 2005 and its most recent quarterly report on Form 10-QSB for the period ending September 30, 2005 for further information and factors that may affect Smart-tek Solutions business and results of operations. Smart-tek Solutions Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

     Smart-tek Solutions Inc.

     Neil Jacobs, 415-738-8887

     ir@smart-teksolutions.com